Exhibit (H)(1)

Form of Distribution Agreement

          Agreement dated as of ___________ , 2008 between BLACKROCK SENIOR FLOATING RATE FUND II, INC., a Maryland corporation (the "Fund"), and BLACKROCK INVESTMENTS, INC., a Delaware corporation (the "Distributor").

          WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and it is affirmatively in the interest of the Fund to offer its shares for sale continuously; and

          WHEREAS, the Fund desires to retain the Distributor as its distributor with respect to the continuous offering of the Fund's shares and the Distributor is willing to render such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:

     1. Appointment of Distributor. The Fund hereby appoints the Distributor as a principal underwriter of the Fund to sell shares of common stock of the Fund (sometimes herein referred to as the "shares") on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 3 below.

     2. Delivery of Documents. The Fund has furnished or will furnish the Distributor with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) The Fund's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-2 as filed with the Securities and Exchange Commission (the "Commission"), relating to its shares (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement"); and

          (b) The Fund's most recent Prospectus and all amendments and supplements thereto (each such Prospectus and supplements thereto, as presently in effect and as from time to time amended and supplemented, is herein called the "Prospectus").

     3. Services and Duties. The Distributor enters into the following covenants with respect to its services and duties:

          (a) The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers. No broker-dealer or other person which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of shares to the public or otherwise. The Distributor shall use its best efforts to sell shares of the Funds but shall not be obligated to sell any certain number of shares.

          (b) The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for the Fund.

          (c) In performing all of its services and duties as Distributor, the Distributor will act in conformity with the Prospectus and resolutions and other instructions of the Fund's Board of Directors and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act and all other applicable federal or state law.

          (d) The Distributor will bear the cost of printing and distributing any Prospectus (including any supplement thereto) to persons who are not shareholders; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the shares under the 1933 Act and state securities laws and the distribution of any such document to existing shareholders of the Fund.

          (e) The Fund shall have the right to suspend the sale of shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of its shares at any time permitted by the 1940 Act or the rules and regulations of the Commission ("Rules").

          (f) The Fund reserves the right to reject any order for shares but will not do so without reasonable cause.

     4. Forfeiture of Sales Charges. If any shares sold by the Distributor under the terms of this Agreement are repurchased by the Fund or by the Distributor as agent or are tendered for repurchase within seven business days after the date of confirmation of the original purchase of said shares, the Distributor shall forfeit the amount above the net asset value received by it in respect of such shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to shares sold by them or their principals and repurchased by the Fund or by the Distributor as agent (or tendered for repurchase) within seven business days after the date of confirmation of such initial purchases.

     5. Limitations of Liability. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the Distributor shall not be liable for any losses or damages occurring directly or indirectly by reason of circumstances beyond its reasonable control and (ii) the Distributor shall not be liable for any consequential, special or indirect losses or damages (whether or not the likelihood of such losses or damages was known by the Distributor). The provisions of this Section 5 shall survive termination of this Agreement.

     6. Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, records and information shall not be subject to the foregoing obligations set forth in this Section 6 if they are required to be disclosed by the Distributor pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the Distributor will provide the Fund written notice of such requirement, to the extent such notice is permitted). The provisions of this Section 6 shall survive termination of this Agreement.

     7. Indemnification.

          (a) The Fund represents and warrants to the Distributor that its Registration Statement and the Prospectus at all times will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 7 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor or one of its affiliates expressly for use in the Registration Statement or Prospectus.

          (b) The Fund agrees that it will indemnify, defend and hold harmless the Distributor, its several officers, and directors. and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or are based upon information furnished by or on behalf of the Fund filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any action, proceeding or claim related thereto; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue

Sky application with respect to the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor or one of its affiliates specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

          (c) The Fund shall not indemnify any person pursuant to this Section 7 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors of the Fund who are neither "interested parties" (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

         (d) The Distributor will indemnify and hold harmless the Fund and its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and directors by or on behalf of the Distributor or one of its affiliates specifically for inclusion therein, and will reimburse the Fund and its several officers, directors and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any action, proceeding or claim related thereto.

          (e) The provisions of this Section 7 shall survive termination of this Agreement.

     8. Duration and Termination. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until two years from the date first written above. Thereafter, if not terminated, this Agreement shall continue automatically with respect to the Fund for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Fund's Board of Directors who are not parties to this Agreement or "interested persons'' of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Directors or by vote of a "majority of the outstanding voting securities" of the Fund; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Fund or by a vote of a "majority of the outstanding voting securities" of the Fund on 60-days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90-days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this

Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act).

     9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     10. Notices. Notices of any kind to be given to the Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: President, with a copy to Secretary, or at such other address or to such individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to BlackRock Distributors, Inc., 301 Bellevue Parkway, Wilmington, DE 19809, Attention: President, or at such other address or to such other individual as shall be so specified by the Distributor to the Fund.

     11. Rule 38a-1. The Distributor will provide such information as the Fund reasonably requests in order for the Fund to comply with its obligations pursuant to Rule 38a-1 under the 1940 Act.

     12. Miscellaneous.

          (a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (b) The Fund acknowledges that the Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

          (c) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

          (d) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, the Distributor will request (or already has requested) the Fund's name, address and taxpayer identification number or other government-issued identification number. The Distributor may also ask (and may have already asked) for additional identifying information, and the Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

          (e) The Fund hereby represents and warrants to the Distributor that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Distributor or to the adviser or sponsor of the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by the Distributor to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Fund's Board of Directors and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

     13. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

BLACKROCK SENIOR FLOATING
RATE FUND II, INC.

By: _______________________________
Name:
Title:

BLACKROCK INVESTMENTS, INC.

By: _______________________________
Name:
Title: